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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Amscan Holdings, Inc.:

The audits referred to in our report dated February 14, 1997, included the related financial statement schedule of Amscan Holdings, Inc. and Subsidiaries (the Company) for each of the years in the three year period ended December 31, 1996, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and the reference to our firm under the heading "Experts" in the registration statement.




                                                     KPMG Peat Marwick LLP



Stamford, Connecticut
November 13, 1997